Exhibit 32.1

STATEMENT OF CHIEF EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Form 10-Q of Hilb Rogal & Hobbs Company for the quarter ended March 31, 2004, I, Martin L. Vaughan, III, Chief Executive Officer of Hilb Rogal & Hobbs Company, hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

(a) such Form 10-Q for the quarter ended March 31, 2004 fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934, as amended; and

(b) the information contained in such Form 10-Q for the quarter ended March 31, 2004 fairly presents, in all material respects, the consolidated financial condition and results of operations of Hilb Rogal and Hobbs Company and its subsidiaries as of and for the periods presented in such Form 10-Q.

By:	/s/ Martin L. Vaughan, III	Date:	May 6, 2004

Martin L. Vaughan, III Chief Executive Officer